Exhibit 10.2

VOTING AGREEMENT

This Voting Agreement (“Agreement”) is made and entered into as of April 17, 2007, by and between Checkout Holding Corp., a Delaware corporation (“Parent”), and the undersigned stockholders (collectively, the “Stockholders” and each a “Stockholder”) in Catalina Marketing Corporation, a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 6 hereof and certain other capitalized terms used in this Agreement that are not defined herein shall have the meaning given to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, each Stockholder is the holder of record and/or the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Company Common Stock;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Checkout Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement of Merger (the “Merger Agreement”) which provides, upon the terms and subject to the conditions set forth therein, for the merger of Merger Sub with and into the Company (the “Merger”); and

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, the Stockholders have agreed to execute and deliver this Agreement.

AGREEMENT

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

1.             Agreement to Vote Subject Securities. Prior to the Termination Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Stockholder shall vote or cause to be voted (x) its Subject Securities and (y) any additional shares of Company Common Stock of which such Stockholder directly or indirectly controls the voting as of the relevant record date: (i) in favor of the approval and adoption of the Merger Agreement, the Merger and any other action reasonably requested by Parent in furtherance thereof (whether or not the Merger or any such action is recommended by the Company Board), (ii) against any action or agreement that is in opposition to, or competitive or inconsistent with, the Merger or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement and (iii) against any Acquisition Proposal and against any other action, agreement or transaction that intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Acquired Companies (other than the Merger); (B) a sale, lease or transfer of a material amount of assets of the Acquired Companies or any reorganization, recapitalization or liquidation of the Acquired Companies; (C) an election of new members to the Company Board, other than nominees to the Company Board in office on the date of this Agreement; (D) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except if approved by Parent; or (E) any other change in the Company’s corporate structure or business.

2.	Agreement to Retain Subject Securities; Appointment of Proxy.

(a)          Restriction on Transfer. During the period from the date of this Agreement through the Termination Date, each Stockholder agrees it shall not, directly or indirectly, cause or permit any Transfer of any of its Subject Securities to be effected other than up to 100,000 shares of Company Common Stock.

(b)          Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Termination Date, each Stockholder shall ensure that, without Parent’s prior written consent: (a) none of its Subject Securities is deposited into a voting trust; and (b) no proxy is granted (other than a proxy solicited by Parent, Merger Sub and/or the Company Board to vote in accordance with Section 1 hereof), and no voting agreement or similar agreement is entered into, with respect to any of its Subject Securities.

3.            Representations, Warranties and Covenants of Stockholders. Each Stockholder, as to itself, hereby represents and warrants to Parent as follows:

(a)          Due Authorization, Etc. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Stockholder of this Agreement have been obtained, and such Stockholder has all legal capacity, full right, power and authority to enter into this Agreement, and perform such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b)          No Conflict. The execution and delivery of this Agreement by such Stockholder does not, and the performance of and under this Agreement by such Stockholder will not (i) conflict with or violate any Legal Requirement applicable to the Subject Securities held by such Stockholder (ii) result in, give rise to or constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would become a violation, breach or default) under any of the terms of any understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Subject Securities may be bound.

(c)           Title to Securities. As of the date of this Agreement, such Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of

Company Common Stock set forth under the heading “Shares Held of Record” under its name on the signature page hereof.

(d)          Reliance by Parent and Merger Sub. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Stockholders, the performance by the Stockholders of their obligations hereunder and the compliance by the Stockholders with the terms hereof.

4.	Additional Covenants of Stockholders.

(a)          Further Assurances. From time to time and without additional consideration, each Stockholder shall (at such Stockholder’s sole expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at such Stockholder’s sole expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

(b)          Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger or the adoption of the Merger Agreement that it may have under applicable law and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to its Subject Securities or any additional shares of Company Common Stock of which such Stockholder directly or indirectly controls the voting as of the relevant record date.

5.	Certain Definitions. For purposes of this Agreement,

(a)          “Company Common Stock” means the common stock, $.01 par value per share, of the Company.

(b)          “Subject Securities” means, with respect to each Stockholder, the shares of Company Common Stock set forth under the heading “Shares Held of Record” under its name on the signature page hereof.

(c)          “Termination Date” means the earlier to occur of the date (i) the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) the Merger Agreement terminates in accordance with its terms.

(d)          A Person is deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, tenders, assigns, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, tender of, assignment of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

6.	Miscellaneous.
(a)	Stockholder Capacity. Frederick W. Beinecke is entering into this Agreement solely in his individual capacity and shall not be deemed to make any agreement or understanding in this Agreement in his capacity as Chairman of the Company. Notwithstanding anything to the contrary herein, nothing herein shall limit or affect any fiduciary or other obligations or actions taken by Mr. Beinecke in his capacity as Chairman of the Company.

(b)          Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon each Stockholder and its respective successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

(c)          Fees and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the cost or expense whether or not the Merger is consummated.

(d)          Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and in the event of any breach or threatened breach by any Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

(e)          Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(f)           Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice:

(i)	if to Parent:

c/o Hellman & Friedman LLC
One Maritime Plaza, 12th Floor
San Francisco, CA 94111
Attention:	Arrie Park, Esq.
with a copy (which copy shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, CA 94304
Attention: Richard Capelouto, Esq.
Peter Malloy, Esq.

(ii)	if to a Stockholder:
Antaeus Enterprises Inc.
99 Park Avenue, Suite 2200
New York, NY 10016-1601
Attention: Frederick W. Beinecke
with a copy to (which copy shall not constitute notice) to:
Paul Hastings Janofsky & Walker LLP
75 E. 55th Street
New York, NY 10022
Attention: Barry Brooks, Esq.

(g)	Governing Law; Jurisdiction; Waiver of Jury Trial.

(i)        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflict of laws principles). Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement shall be brought in federal or state courts of the State of Delaware and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each party hereto further and irrevocably submits to the jurisdiction of such court in any action, suit or proceeding.

(ii)        EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 6(g).

(h)          Counterparts. This Agreement may be executed and delivered (including by facsimile) in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

(i)           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

(j)           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

PARENT:

CHECKOUT HOLDING CORP.

By: /s/ C. Andrew Ballard
Name: C. Andrew Ballard
Title: President

[VOTING AGREEMENT]

STOCKHOLDERS:

ANTAEUS ENTERPRISES INC.

By: /s/ Frederick W. Beinecke
Name: Frederick W. Beinecke
Title: President
Shares of Company Stock Held of Record:
2,822,077

/s/ Frederick W. Beinecke

Frederick W. Beinecke

Shares of Company Stock Held of Record:
74,959

[VOTING AGREEMENT]